EXHIBIT 10.5

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is made as of October 13, 2010, between Charming Shoppes, Inc., a Pennsylvania corporation (the “Company”), and Portsmouth Partners LLC (“Consultant”).

W I T N E S S E T H:

WHEREAS, the Company desires to obtain certain services from Consultant to provide assistance in transitioning to a new chief executive officer, and Consultant desires to provide such services to the Company.

NOW, THEREFORE, the parties intending to be legally bound hereby agree as follows:

1. Engagement.

(a) Engagement and Duties. Consultant shall cause Michael Blitzer (“Blitzer”) on behalf of Consultant to perform consulting services and assignments on an as-needed basis as the Chairman of the Board of the Company (the “Chairman”) or any other person designated by the Chairman may reasonably request, all as provided in this Agreement.  Consultant shall render these services in a timely and professional manner.  During the term of this Agreement (the “Term”), Consultant shall comply with all Company procedures, practices, policies and manuals in effect from time to time.  Consultant, in its capacity as an independent contractor under this Agreement, shall not have any right, power or authority to bind or commit the Company or any of its subsidiaries to any act, service or other contractual commitment, and Consultant shall not represent to any other person or entity that he has any such right, power or authority.  In addition, Consultant shall not have any right, power or authority to amend or terminate any relationship between the Company, its subsidiaries and any other person or entity.  The Company retains the right to engage the services of other persons and entities to perform services for the Company, whether similar or dissimilar to the services provided by Consultant to the Company under this Agreement.

(b) Michael Blitzer.  Consultant represents and warrants to the Company that Blitzer shall be the only person actively and personally involved in all aspects of the consulting services performed on behalf of Consultant under and in accordance with this Agreement.  Consultant shall not use the services of any person other than Blitzer, or use any other entity or organization, in the performance of the services hereunder, in each case without the prior written consent of the Company.  Notwithstanding the foregoing, Blitzer shall not be required to perform any services that would render him a principal executive officer or other executive officer of the Company.

(c) Provision of the Services.  Consultant shall determine the method or manner of provision of the services and shall establish reasonable work and travel schedules, if necessary, to assure performance of the services to be provided hereunder.  In connection with providing the services during the Term, Consultant shall cause Blitzer to make himself reasonably available by telephone, email, or in person during normal business hours of the Company, as reasonably requested by the Chairman.

(d) Term and Termination.  The Term shall begin on the date hereof (the “Effective Date”) and shall continue until terminated by either party in its sole discretion on five days written notice to the other party.  Upon any termination of the Term, the Company shall pay Consultant for work done through the date of termination.  The provisions of Sections 2(c), 3, 4 and 6 shall survive any termination hereof.

2. Compensation and Independent Contractor Status.

(a) Compensation for Services.  As compensation for its services under this Agreement, during the Term, the Company shall pay Consultant at the rate of $5,200 for each full work day or a pro-rated portion thereof for each part work day.  Consultant shall submit a monthly invoice to the Company describing the services performed in reasonable detail, and said payments shall be made within 10 business days after the Company’s receipt of such invoices and approval thereof.

(b) Expense Reimbursement.  The Company shall, subject to the Company’s expense reimbursement policy in effect from time to time, reimburse Consultant for its actual out-of-pocket expenses and disbursements reasonably incurred in connection with the performance of the services under this Agreement.  Consultant shall submit monthly documentation evidencing such expenses in reasonable detail.  Reimbursements shall be made within 10 business days after the Company’s receipt of all necessary documentation and approval thereof.

(c) Independent Contractor.  Consultant’s relationship to the Company under this Agreement is solely that of an independent contractor.  Consultant shall not be considered an employee or agent of the Company under this Agreement or otherwise.  Nothing herein shall be deemed or construed to create a joint venture, partnership, agency or employee/employer relationship between the parties for any purpose, including, without limitation, withholding for purposes of Social Security, income tax or other taxes, if any.  As an independent contractor, the Company shall issue an IRS Form 1099 for payments made pursuant to this Agreement and Consultant shall be responsible for paying all federal, state and local income and social security taxes arising out of any such payments.  Neither federal, state, or local income tax, nor payroll tax of any kind, shall be withheld or paid by the Company on behalf of Consultant or its employees.

3. Covenants.

(a) All developments, including but not limited to inventions, trade secrets, discoveries, improvements, methods, processes, compositions, ideas, writings and other intellectual property, in hard copy or electronic media, whether patentable, copyrightable or constituting trade secrets (“Developments”) that are produced or developed as a result of or relating to the services provided by Consultant and Blitzer hereunder, either alone or (to the extent assignable) in conjunction with any other person or persons, shall become and remain the sole and exclusive property of the Company.  Consultant and Blitzer hereby (i) represent and warrant to the Company that each of them has full legal right, title and authority to assign Consultant’s and Blitzer’s right in the Developments to the Company; (ii) assign, transfer and convey, and agree to so assign, transfer and convey all of their rights, title and interests in and to any and all such Developments effective immediately as they arise; (iii) agree to disclose fully as soon as practicable, in writing, all such material Developments to the Chairman; and (iv) agree to execute, deliver and/or record all such documents, and do all such acts, as may be requested from time to time by the Company in order to carry out the intent of this Section 3(a).

(b) Consultant and Blitzer, on behalf of themselves and their affiliates, acknowledge a duty of confidentiality owed to the Company and shall render the services hereunder in a manner designed to protect the proprietary information of the Company from improper use or disclosure.  Consultant and Blitzer shall not, and shall cause their affiliates not to, except in the performance of the duties hereunder, during or at any time subsequent to the Term, use, divulge, furnish or make accessible to any person or business entity (other than with the written permission of the Company) any knowledge, technical data, information or future plans of the Company with respect to the Company or its business, including, without limitation, the products of the Company, samples and designs, marketing plans, advertising plans, strategic plans, financial and statistical data (including financial forecasts and pro-forma financial models), sales and pricing information, customer or supplier lists, or licensed technology or technology, whether in the concept or development stage, owned or being marketed or developed by the Company on the effective date of this Agreement or during the Term.  All computer software, customer lists, price lists, contract forms, catalogs, books, records and files acquired by Consultant and Blitzer or their affiliates during the Term are acknowledged to be proprietary information of the Company and shall not be duplicated, removed from the Company’s possession or made use of other than in pursuit of the Company’s business, and, at the end of the Term or upon termination of this Agreement for any reason, Consultant and Blitzer shall, and shall cause their affiliates to, either destroy or deliver to the Company, without further demand, all copies thereof which are then in his possession or under control.

(c) Consultant and Blitzer, on behalf of themselves and their affiliates, covenant that during the Term and for two years thereafter, Consultant and Blitzer and their affiliates shall not hire any employee of the Company or any of its subsidiaries or attempt to induce any employee of the Company or any of its subsidiaries to leave the employment of the Company or any of its subsidiaries or facilitate or be involved with the hiring of any employee of the Company or any of its subsidiaries by another party.

(d) Each party (including Blitzer) covenants that during and after the Term such party shall not make any derogatory, unfavorable, negative or disparaging statements concerning the other party or its affiliates and in the case of the Company, its subsidiaries, officers, directors, managers, employees or agents, or its or their business affairs or performance.

(e) Consultant and Blitzer represent to the Company that the restrictions set forth in this Section 3 will not be unduly burdensome to each of them, and they agree that they are reasonable and do not impose a greater restraint than is necessary to protect the Company’s legitimate business interests.

4. Remedies.  Any breach or threatened breach of this Agreement shall cause irreparable and continuing harm to the Company for which there will be no adequate remedy at law and which could not be adequately compensated by monetary damages.  Accordingly, in addition to any other remedies that the Company may have pursuant to this Agreement, at law or in equity, the Company shall be entitled to seek equitable relief for any breach or threatened or anticipated breach by Consultant and Blitzer.  Consultant and Blitzer shall not assert that a remedy for equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, nor assert that a remedy of monetary damages would provide an adequate remedy, and Consultant and Blitzer hereby waive (i) any defenses in any action for equitable relief, including the defense that a remedy at law would be adequate and (ii) any requirement under any law to post a bond or other security as a prerequisite to obtaining equitable relief.  If Consultant or Blitzer breaches this Agreement, the Company shall have the right from time to time, to set off amounts owed by Consultant to the Company by amounts owed by the Company to Consultant, including damages, against amounts payable by the Company, in either case whether such amounts are payable at the time of setoff or thereafter.

5. Representations and Warranties.  Consultant and Blitzer represent and warrant to the Company that (i) all services to be performed  pursuant to this Agreement shall be performed in a competent, professional, and lawful manner and (ii) there are no restrictions, agreements or understandings whatsoever to which either of them is a party that would prevent or make unlawful its or his execution of this Agreement, that would be inconsistent or in conflict with this Agreement or Consultant’s or Blitzer’s obligations hereunder, or that would otherwise prevent, limit or impair the performance by Consultant or Blitzer of their duties under this Agreement.

6. Miscellaneous.

(a) Successors and Assigns.  The Company may assign this Agreement to (i) any subsidiary of the Company or (ii) any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, sale of stock or otherwise.  The duties of Consultant and Blitzer hereunder  may not be assigned by  either of them without the prior written consent of the Company.

(b) Governing Law and Enforcement.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of laws.

(c) Arbitration.  Except as provided in Section 4 or this Section 6(c), any dispute arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Bucks County, Pennsylvania, before a single arbitrator and in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association.  Each party (including Blitzer) irrevocably and unconditionally consents to the jurisdiction of any such proceeding and waives any objection that it may have to personal jurisdiction or the venue of any such proceeding.  The parties will cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable.  If the parties are unable to appoint a mutually acceptable arbitrator within 30 days after a party gives written notice to the other requesting resolution of a dispute in accordance with the provisions of this paragraph 6(a), the American Arbitration Association shall appoint the arbitrator in accordance with such Commercial Arbitration Rules.  The arbitrator may grant injunctions or other relief in such dispute or controversy.  The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration.  Judgment may be entered on the arbitrator’s decision in any court having jurisdiction.  The Company and Consultant (including Blitzer) shall each pay one-half of the costs and expenses of such arbitration, and each party shall separately pay the fees and expenses of its own counsel.  Nothing herein shall prevent the parties from settling any dispute by mutual agreement at any time.

(d) Severability.  If any provision of this Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction by reason of the nature of the covenants contained therein, such terms shall be deemed changed or reduced to enforceable terms, but only to the extent necessary to cure such invalidity.  Further, whenever possible, each provision of this Agreement shall be interpreted in such a manner to be effective and valid under applicable law.

(e) Notices.  Any notice or communication required or permitted under this Agreement shall be made in writing and (a) sent by overnight courier (such as Federal Express), (b) mailed by overnight U.S. express mail, return receipt requested, or (c) by email or facsimile, as follows:

If to Consultant:            Michael Blitzer
Portsmouth Partners LLC
71 Rolling Hill Road
Skillman, New Jersey 08558
Email: michaeljblitzer@att.blackberry.net
Fax:  609-333-9382

If to Blitzer:                   Michael Blitzer
71 Rolling Hill Road
Skillman, New Jersey 08558
Email:  michaeljblitzer@att.blackberry.net
Fax:  609-333-9382

If to the Company:        3750 State Road
Bensalem, Pennsylvania 19020
Attention:  General Counsel
Email: colin.stern@charming.com
Fax:  215-604-5615

or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

(f) Entire Agreement; Amendments; Waivers.  This Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the subject matter, whether written or oral.  This Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.  The waiver by a party of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

(g) Section Headings.  The headings of sections and paragraphs of this Agreement are inserted for convenience only and shall not in any way affect the meaning of construction of any provision of this Agreement.

(h) Counterparts; Facsimile.  This Agreement may be executed in multiple counterparts (including by facsimile or pdf. signature), each of which will be deemed to be an original, but all of which together will constitute but one and the same instrument.

IN WITNESS WHEREOF, each of the parties to this Agreement has duly executed this Agreement as of the date first above written.

Portsmouth Partners LLC

______________________________ Michael Blitzer (as sole director, officer and shareholder)	Date:__________________________
CHARMING SHOPPES, INC. By: ___________________________ Name: Title:	Date:__________________________

I, the undersigned, Michael Blitzer, intending to be legally bound hereby, agree to the provisions of the foregoing Agreement to the extent they are applicable to me.

____________________________________
Michael Blitzer

Date:________________________________